UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 31, 2023
Glatfelter Corporation
______________________________________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	001-03560	23-0628360

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4350 Congress Street, Suite 600, Charlotte, North Carolina		28209

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:		704 885-2555
(N/A)
______________________________________________________________________
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GLT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A (the “Current Report”) amends the Current Report on Form 8-K filed by Glatfelter Corporation (the “Company”) with the Securities and Exchange Commission (the “SEC”) on May 31, 2023 (the “Original Report”) and is being filed solely in order to amend and supplement the Company’s disclosure contained in Item 2.05 of the Original Report. The Original Report otherwise remains unchanged.

Item 2.05	Costs Associated With Exit or Disposal Activities.

On May 31, 2023, Glatfelter Corporation (the “Company”) announced that it was closing its Ober-Schmitten, Germany facility (the “Facility”) as part of the Company’s turnaround strategy that is aimed at improving the financial performance of the Company’s overall business. At the time of the Original Report, the Company was not able to make a good faith estimate of the costs it would incur in connection with the closure of the Facility.

The Company now estimates that it will incur approximately $10.4 million of cash expenses in connection with employee severance and benefit costs associated with the termination of the employees at the Facility and will recognized an expense for this amount in its second quarter 2023 financial statements for the three and six months ended June 30, 2023 included in its second quarter 2023 Form 10-Q. This estimate is based on the Company’s estimate of the cost of the current proposed compromise of interest and social plan made to the Ober-Schmitten Economic Committee and Works Council (the “Works Council”). As negotiations between the Company and the Works Council have not been finalized, the total amount of severance and benefit continuation costs that will ultimately be recognized is subject to change until such time as negotiations with the local Works Council are concluded.

The Company has also recognized other shutdown related costs at the Facility, related to potential contract termination costs, site closure costs, and other associated costs, and the Company expects that it will continue to incur other shutdown related costs. The Company has recognized such other costs of approximately $0.4 million, which are predominately non-cash expenses, in its second quarter 2023 financial statements for the six months ended June 30, 2023 included in its second quarter 2023 Form 10-Q. The Company is unable, as of the date of this filing, to make a good faith determination of an estimate of the amount or range of the amounts of the charges expected to be recorded in connection with other major types of cost associated with the closure (such as contract termination costs and other associated costs) or the amount or range of amounts of such charges that will result in future cash expenditures. To the extent material, the Company will file an amended Current Report on Form 8-K within four business days after it makes a determination of an estimate or range of estimate for these costs.

Pending the completion of negotiations with the Works Council, the Company expects to cease operations at the site during the third quarter of 2023 with some final finishing, shipping, wind-down and decommissioning to follow.

Caution Concerning Forward-Looking Statements

Certain statements included in this Current Report on Form 8-K release that pertain to future expectations, beliefs, goals, plans, or prospects constitute “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. The Company uses words such as “anticipates”, “believes”, “expects”, “future”, “intends”, “plans”, “targets”, and similar expressions to identify forward-looking statements. Any such statements are based on the Company’s current expectations and are subject to numerous risks, uncertainties and other unpredictable or uncontrollable factors that could cause future results to differ materially from those expressed in the forward-looking statements. In light of these risks, uncertainties and other factors, the forward-looking matters discussed in this Current Report on Form 8-K may not occur and readers are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements speak only as of the date of this Current Report on Form 8-K and the Company undertakes no obligation, and does not intend, to update these forward-looking statements to reflect events or circumstances occurring after the date of this Current Report on Form 8-K. More information about these factors is contained in the Company’s filings with the SEC, which are available at the SEC’s website at www.sec.gov.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glatfelter Corporation

August 3, 2023	By:	/s/ Jill L. Urey

Name: Jill L. Urey
Title: Vice President, Chief Legal & Compliance Officer & Corporate Secretary